Exhibit 99.1

Dawn Gibbons

October 10, 2013

Board of Directors
Tauriga Sciences, Inc.

RE:           Resignation from Tauriga Sciences, Inc.

To Whom It May Concern:

Effective as of the date hereof, I hereby resign as a member of the Board of Directors for personal reasons.

Sincerely,

/s/ Dawn Gibbons
Dawn Gibbons